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FOR IMMEDIATE RELEASE
Chris Simpson

800-854-8357
investors@mackenziecapital.com

MacKenzie Realty Capital, Inc. Announces Listing on Nasdaq

Orinda, Calif., (November 8, 2024) – MacKenzie Realty Capital, Inc. (“MacKenzie” or the “Company”) is pleased to announce that the Company has received approval to list its common stock on the Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MKZR”. Trading on Nasdaq is expected to commence with the open of trading on Monday, November 11th. Shareholders are not required to take any action as a result of the uplisting. Trading on Nasdaq will enhance the visibility and accessibility of MacKenzie to U.S. investors.

MacKenzie’s Chief Executive Officer, Robert Dixon, comments, “MacKenzie’s uplist from the OTCQX to Nasdaq is a significant achievement for the Company. We believe that the Nasdaq listing will result in increased marketability, liquidity, and trading volume, and provide the Company with increased access to the capital markets as we work to provide long-term value for our stockholders.  We think ours is a story worth telling on a national stage. By joining the Nasdaq, it is our intent to generate broader recognition by investors and highlight MacKenzie’s long-term commitment to real estate investment and its shareholders.”

“Since 2012, MacKenzie has been investing in real estate securities and properties by seeking value others often overlook,” said Chip Patterson, MacKenzie Board Chair.  “Our size and experience enable us to be nimble and creative, and we are proud of our investment performance.  It is our hope that Nasdaq will provide our shareholders who need it with liquidity opportunities and enable others, for whom the opportunity was not previously available, to invest in our Company.”

JWTT Inc. acted as the company’s OTCQX sponsor and will provide market making services to MacKenzie.  There are no performance factors contained in the agreement and JWTT will not receive shares or options as compensation.

Maxim Group LLC is providing general financial advisory and investment banking services to the Company in connection with the uplisting to Nasdaq, and potential rights offering, equity issuance or other mechanisms to enhance corporate and shareholder value.

About MacKenzie Realty Capital, Inc.
MacKenzie is a publicly registered non-traded REIT that is currently focused on investing in multifamily housing and office real estate properties located throughout the United States. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments in 2 states. Please visit our website at: http://www.mackenzierealty.com

For more information, please contact MacKenzie at (800) 854-8357.

This material does not constitute an offer to sell or a solicitation of an offer to buy MacKenzie Realty Capital, Inc.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations, or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, as amended, and its other filings with the Securities and Exchange Commission. This release does not constitute an offer to purchase or sell Mackenzie securities; only the Offering Circular should be relied upon for any investment decision. No money or consideration is being solicited by the information in this letter or any other communication and, if sent, money will not be accepted and will be promptly returned. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met.  A copy of the Offering Circular may be obtained on the SEC’s website:

https://www.sec.gov/Archives/edgar/data/1550913/000155091323000037/offeringcircular111423.htm.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com